Exhibit 99.1

NEWS	MEDIA CONTACT
Allie Bovis
FOR IMMEDIATE RELEASE	abovis@hcg.com

INVESTOR CONTACT
John D. Kelly
investor@hcg.com
Huron Announces Record Second Quarter 2023 Financial Results and Increases 2023 Guidance
SECOND QUARTER 2023 HIGHLIGHTS
•Total revenues increased $73.4 million, or 26.9%, to $346.8 million in Q2 2023 from $273.3 million in Q2 2022.
•Net income increased $10.8 million, or 78.1%, to $24.7 million in Q2 2023 from $13.9 million in Q2 2022.
•Adjusted EBITDA(6), a non-GAAP measure, increased $15.3 million, or 46.0%, to $48.5 million in Q2 2023 from $33.2 million in Q2 2022.
•Diluted earnings per share increased $0.61, or 92.4%, to $1.27 in Q2 2023 from $0.66 in Q2 2022.
•Adjusted diluted earnings per share(6), a non-GAAP measure, increased $0.55, or 66.3%, to $1.38 in Q2 2023 from $0.83 in Q2 2022.
•Net cash provided by operating activities was $78.2 million in Q2 2023, compared to $28.9 million in Q2 2022.
YEAR-TO-DATE 2023 HIGHLIGHTS
•Total revenues increased $131.3 million, or 24.6%, to $664.7 million for the first six months of 2023 from $533.4 million for the same prior year period.
•Revenues within the Digital capability increased 23.5% to $290.2 million for the first six months of 2023, compared to $234.9 million for the same prior year period.
•Net income was $38.1 million for the first six months of 2023, compared to $40.7 million for the same prior year period. Results for the first six months of 2022 included a non-recurring, unrealized gain of $19.8 million, net of tax, related to the company's investment in a hospital-at-home company.
•Adjusted EBITDA(6), a non-GAAP measure, increased $22.7 million, or 40.9%, to $78.0 million for the first six months of 2023 from $55.3 million for the same prior year period.
•Adjusted EBITDA as a percentage of revenues(6), a non-GAAP measure, increased 130 basis points to 11.7% for the first six months of 2023 from 10.4% for the same prior year period.
•Diluted earnings per share increased to $1.95 for the first six months of 2023, compared to $1.94 for the same prior year period which included the non-recurring, unrealized gain related to the company's investment in a hospital-at-home company.
•Adjusted diluted earnings per share(6), a non-GAAP measure, increased $0.93, or 70.5%, to $2.25 for the first six months of 2023 from $1.32 for the same prior year period.
•Huron returned $59.6 million to shareholders in the first six months of 2023 by repurchasing 0.8 million shares of the company's common stock.

2023 GUIDANCE
•Huron increases its previous full year 2023 revenue and earnings guidance ranges, including revenue expectations in a range of $1.30 billion to $1.34 billion.
CHICAGO - Jul 27, 2023 - Global professional services firm Huron (NASDAQ: HURN) today announced financial results for the second quarter ended June 30, 2023.
“We continue to drive strong organic growth in each of our three operating segments while expanding our companywide operating margin, consistent with our strategy. Revenues grew 27% over the prior year quarter, reflective of continued demand for our Consulting and Managed Services and Digital capabilities,” said Mark Hussey, chief executive officer and president of Huron.
“Our updated annual guidance reflects our outlook for strong growth in 2023. We are pleased that our performance over the past six quarters has outpaced our 2022 investor day financial objectives, and we remain confident in our ability to deliver at or above those goals in the years ahead,” added Hussey.
SECOND QUARTER 2023 RESULTS
Revenues increased $73.4 million, or 26.9%, to $346.8 million for the second quarter of 2023, compared to $273.3 million for the second quarter of 2022. This revenue growth was highlighted by 33.4% growth in the Consulting and Managed Services capability and 19.2% growth in the Digital capability in the aggregate across all industries during the second quarter of 2023, compared to the same prior year period; and reflects the company's focus on accelerating growth in the healthcare and education industries and growing its presence in commercial industries.
Net income increased $10.8 million, or 78.1%, to $24.7 million for the second quarter of 2023, compared to $13.9 million for the same quarter last year. Diluted earnings per share increased $0.61, or 92.4%, to $1.27 for the second quarter of 2023, compared to $0.66 for the second quarter of 2022.
Second quarter 2023 earnings before interest, taxes, depreciation and amortization ("EBITDA")(6) increased $15.9 million, or 50.9%, to $47.1 million, compared to $31.2 million in the same prior year period.
In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Three Months Ended June 30,
	2023	2022
Amortization of intangible assets	$1,974	$2,818
Restructuring charges	$1,699	$2,069
Other losses (gains)	$(623)	$21
Tax effect of adjustments	$(808)	$(1,301)
Foreign currency transaction losses (gains), net	$288	$(100)
Adjusted EBITDA(6) increased $15.3 million, or 46.0%, to $48.5 million, or 14.0% of revenues, in the second quarter of 2023, compared to $33.2 million, or 12.2% of revenues, in the same quarter last year. Adjusted net income(6) increased $9.5 million, or 54.2%, to $27.0 million, or $1.38 per diluted share, for the second quarter of 2023, compared to $17.5 million, or $0.83 per diluted share, for the same quarter in 2022.
The number of revenue-generating professionals(1) increased 21.9% to 5,174 as of June 30, 2023 from 4,243 as of June 30, 2022. The utilization rate(5) of the company's Consulting capability increased to 76.0% during the second quarter 2023, compared to 73.2% during the same period last year. The utilization rate(5) for the company's Digital capability increased to 74.7% during the second quarter 2023, compared to 74.3% during the same period last year.

YEAR-TO-DATE 2023 RESULTS
Revenues increased $131.3 million, or 24.6%, to $664.7 million for the first six months of 2023, compared to $533.4 million for the first six months of 2022. This revenue growth was highlighted by 25.5% growth in the Consulting and Managed Services capability and 23.5% growth in the Digital capability in the aggregate across all industries for the first six months of 2023, compared to the same period last year; and reflects the company's focus on accelerating growth in the healthcare and education industries and growing its presence in commercial industries.
Net income was $38.1 million for the first six months of 2023, compared to $40.7 million for the first six months of 2022. Diluted earnings per share increased to $1.95 for the first six months of 2023, compared to $1.94 for the same period last year. Results for the first six months of 2022 included a non-recurring, unrealized gain of $19.8 million, net of tax, related to the company's investment in a hospital-at-home company.
EBITDA(6) for the first six months of 2023 was $73.8 million, compared to $78.7 million in the same prior year period.
In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Six Months Ended June 30,
	2023	2022
Amortization of intangible assets	$4,205	$5,678
Restructuring charges	$3,983	$3,624
Other losses (gains)	$(188)	$33
Transaction-related expenses	$—	$50
Unrealized gain on preferred stock investment	$—	$(26,964)
Tax effect of adjustments	$(2,120)	$4,658
Foreign currency transaction losses (gains), net	$368	$(81)
Adjusted EBITDA(6) increased $22.7 million, or 40.9%, to $78.0 million, or 11.7% of revenues, for the first six months of 2023, compared to $55.3 million, or 10.4% of revenues, for the same period last year. Adjusted net income(6) increased $16.2 million, or 58.3%, to $44.0 million, or $2.25 per diluted share, for the first six months of 2023, compared to $27.8 million, or $1.32 per diluted share, for the first six months of 2022.
The number of revenue-generating professionals(1) increased 21.9% to 5,174 as of June 30, 2023 from 4,243 as of June 30, 2022. The utilization rate(5) of the company's Consulting capability increased to 76.1% during the first six months of 2023, compared to 72.4% during the same period last year. The utilization rate(5) for the company's Digital capability was 72.8% during the first six months 2023, compared to 73.6% during the same period last year.
Additionally, in the first six months of 2023, Huron repurchased 826,542 shares of the company's common stock for $59.6 million.
OPERATING INDUSTRIES
The company’s year-to-date 2023 revenues by operating segment as a percentage of total company revenues are as follows: Healthcare (49%); Education (32%); and Commercial (19%). Financial results by operating industry are included in the attached schedules and in Huron's forthcoming Quarterly Report on Form 10-Q filing for the quarter ended June 30, 2023.
OUTLOOK FOR 2023
Based on currently available information, the company increased guidance for full year 2023 revenues before reimbursable expenses to a range of $1.30 billion to $1.34 billion. The company also anticipates adjusted EBITDA as a percentage of revenues in a range of 12.0% to 12.5% and non-GAAP adjusted diluted earnings per share in a range of $4.35 to $4.65.

SECOND QUARTER 2023 WEBCAST
The company will host a webcast to discuss its financial results today, July 27, 2023, at 5:00 p.m. Eastern Time, 4:00 p.m. Central Time. The conference call is being webcast by Notified and can be accessed from Huron's website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.
USE OF NON-GAAP FINANCIAL MEASURES(6)
In evaluating the company’s financial performance and outlook, management uses EBITDA, adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income, and adjusted diluted earnings per share, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing their business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
Management has provided its outlook regarding adjusted EBITDA and adjusted diluted earnings per share, both of which are non-GAAP financial measures and exclude certain charges. Management has not reconciled these non-GAAP financial measures to the corresponding GAAP financial measures because guidance for the various reconciling items is not provided. Management is unable to provide guidance for these reconciling items because they cannot determine their probable significance, as certain items are outside of the company's control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.
ABOUT HURON
Huron is a global professional services firm that collaborates with clients to put possible into practice by creating sound strategies, optimizing operations, accelerating digital transformation, and empowering businesses and their people to own their future. By embracing diverse perspectives, encouraging new ideas and challenging the status quo, we create sustainable results for the organizations we serve. Learn more at www.huronconsultinggroup.com.
Statements in this press release that are not historical in nature, including those concerning the company’s current expectations about its future results, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans,” “continues,” “goals,” “guidance,” or “outlook” or similar expressions. These forward-looking statements reflect the company's current expectations about future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: failure to achieve expected utilization rates, billing rates, and the necessary number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn in market conditions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, including, among others, those described under “Item 1A. Risk Factors” in Huron's Annual Report on Form 10-K for the year ended December 31, 2022 that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. The company disclaims any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues and reimbursable expenses:
Revenues	$346,759	$273,325	$664,654	$533,374
Reimbursable expenses	8,140	7,492	16,630	12,218
Total revenues and reimbursable expenses	354,899	280,817	681,284	545,592
Operating expenses:
Direct costs (exclusive of depreciation and amortization included below)	235,198	189,233	463,581	376,480
Reimbursable expenses	8,121	7,576	16,745	12,332
Selling, general and administrative expenses	64,019	46,033	126,308	94,428
Restructuring charges	1,699	2,069	3,983	3,624
Depreciation and amortization	6,143	6,902	12,517	13,766
Total operating expenses	315,180	251,813	623,134	500,630
Operating income	39,719	29,004	58,150	44,962
Other income (expense), net:
Interest expense, net of interest income	(5,796)	(2,446)	(10,099)	(4,642)
Other income (expense), net	1,062	(4,881)	2,781	19,484
Total other income (expense), net	(4,734)	(7,327)	(7,318)	14,842
Income before taxes	34,985	21,677	50,832	59,804
Income tax expense	10,273	7,802	12,701	19,077
Net income	$24,712	$13,875	$38,131	$40,727
Earnings per share:
Net income per basic share	$1.30	$0.67	$2.00	$1.97
Net income per diluted share	$1.27	$0.66	$1.95	$1.94
Weighted average shares used in calculating earnings per share:
Basic	18,939	20,582	19,029	20,715
Diluted	19,486	20,967	19,598	21,047
Comprehensive income (loss):
Net income	$24,712	$13,875	$38,131	$40,727
Foreign currency translation adjustments, net of tax	327	(656)	379	(699)
Unrealized gain (loss) on investment, net of tax	553	773	4,426	(1,888)
Unrealized gain on cash flow hedging instruments, net of tax	2,463	971	134	5,296
Other comprehensive income	3,343	1,088	4,939	2,709
Comprehensive income	$28,055	$14,963	$43,070	$43,436

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$16,583	$11,834
Receivables from clients, net	152,300	147,852
Unbilled services, net	174,409	141,781
Income tax receivable	6,475	960
Prepaid expenses and other current assets	29,734	26,057
Total current assets	379,501	328,484
Property and equipment, net	23,440	26,107
Deferred income taxes, net	1,397	1,554
Long-term investments	97,227	91,194
Operating lease right-of-use assets	27,829	30,304
Other non-current assets	83,777	73,039
Intangible assets, net	19,188	23,392
Goodwill	624,966	624,966
Total assets	$1,257,325	$1,199,040
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,720	$14,254
Accrued expenses and other current liabilities	27,472	27,268
Accrued payroll and related benefits	126,430	171,723
Current maturities of operating lease liabilities	11,208	10,530
Deferred revenues	24,703	21,909
Total current liabilities	199,533	245,684
Non-current liabilities:
Deferred compensation and other liabilities	34,363	33,614
Long-term debt	395,000	290,000
Operating lease liabilities, net of current portion	41,407	45,556
Deferred income taxes, net	35,404	32,146
Total non-current liabilities	506,174	401,316
Commitments and contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 21,863,932 and 22,507,159 shares issued, respectively	218	223
Treasury stock, at cost, 2,840,319 and 2,711,712 shares, respectively	(141,407)	(137,556)
Additional paid-in capital	279,070	318,706
Retained earnings	390,679	352,548
Accumulated other comprehensive income	23,058	18,119
Total stockholders’ equity	551,618	552,040
Total liabilities and stockholders’ equity	$1,257,325	$1,199,040

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net income	$38,131	$40,727
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	12,549	13,766
Non-cash lease expense	3,340	3,174
Lease-related impairment charge	2,086	—
Share-based compensation	23,151	15,166
Amortization of debt discount and issuance costs	382	397
Allowances for doubtful accounts	53	47
Deferred income taxes	1,755	7,089
(Gain) loss on sale of property and equipment, excluding transaction costs	1	(1,117)
Change in fair value of contingent consideration liabilities	(233)	33
Change in fair value of preferred stock investment	—	(26,964)
Changes in operating assets and liabilities, net of acquisitions and divestiture:
(Increase) decrease in receivables from clients, net	(4,440)	(28,825)
(Increase) decrease in unbilled services, net	(32,567)	(28,329)
(Increase) decrease in current income tax receivable / payable, net	(6,141)	9,394
(Increase) decrease in other assets	(4,880)	3,984
Increase (decrease) in accounts payable and other liabilities	(5,594)	(13,524)
Increase (decrease) in accrued payroll and related benefits	(44,277)	(43,420)
Increase (decrease) in deferred revenues	2,804	(1,834)
Net cash used in operating activities	(13,880)	(50,236)
Cash flows from investing activities:
Purchases of property and equipment	(3,725)	(6,800)
Investment in life insurance policies	(2,188)	—
Distributions from life insurance policies	2,956	—
Purchases of businesses	38	(1,948)
Capitalization of internally developed software costs	(12,998)	(3,974)
Proceeds from note receivable	154	157
Proceeds from sale of property and equipment	—	4,750
Divestiture of business	—	207
Net cash used in investing activities	(15,763)	(7,608)
Cash flows from financing activities:
Proceeds from exercise of stock options	987	1,185
Shares redeemed for employee tax withholdings	(9,728)	(7,011)
Share repurchases	(60,368)	(52,443)
Proceeds from bank borrowings	230,000	224,000
Repayments of bank borrowings	(125,000)	(114,780)
Payments for debt issuance costs	(58)	—
Deferred payments on business acquisition	(1,500)	(1,875)
Net cash provided by financing activities	34,333	49,076
Effect of exchange rate changes on cash	59	(55)
Net increase (decrease) in cash and cash equivalents	4,749	(8,823)
Cash and cash equivalents at beginning of the period	11,834	20,781
Cash and cash equivalents at end of the period	$16,583	$11,958

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended June 30,		Percent Increase (Decrease)	Six Months Ended June 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2023	2022		2023	2022
Healthcare:
Revenues	$173,768	$128,474	35.3%	$322,817	$250,350	28.9%
Operating income	$49,151	$30,364	61.9%	$81,406	$58,396	39.4%
Segment operating margin	28.3%	23.6%		25.2%	23.3%
Education:
Revenues	$110,694	$88,225	25.5%	$214,841	$168,887	27.2%
Operating income	$27,397	$21,691	26.3%	$50,562	$35,997	40.5%
Segment operating margin	24.8%	24.6%		23.5%	21.3%
Commercial:
Revenues	$62,297	$56,626	10.0%	$126,996	$114,137	11.3%
Operating income	$10,472	$11,915	(12.1)%	$24,539	$24,129	1.7%
Segment operating margin	16.8%	21.0%		19.3%	21.1%
Total Huron:
Revenues	$346,759	$273,325	26.9%	$664,654	$533,374	24.6%
Reimbursable expenses	8,140	7,492	8.6%	16,630	12,218	36.1%
Total revenues and reimbursable expenses	$354,899	$280,817	26.4%	$681,284	$545,592	24.9%

Segment operating income	$87,020	$63,970	36.0%	$156,507	$118,522	32.0%
Items not allocated at the segment level:
Other operating expenses	42,923	29,912	43.5%	89,263	63,460	40.7%
Depreciation and amortization	4,378	5,054	(13.4)%	9,094	10,100	(10.0)%
Total operating income	39,719	29,004	36.9%	58,150	44,962	29.3%
Other income (expense), net	(4,734)	(7,327)	(35.4)%	(7,318)	14,842	N/M
Income before taxes	$34,985	$21,677	61.4%	$50,832	$59,804	(15.0)%
Other Operating Data:
Number of revenue-generating professionals by segment (at period end) (1):
Healthcare	2,059	1,619	27.2%	2,059	1,619	27.2%
Education	1,701	1,407	20.9%	1,701	1,407	20.9%
Commercial (2)	1,414	1,217	16.2%	1,414	1,217	16.2%
Total	5,174	4,243	21.9%	5,174	4,243	21.9%
Revenue by capability:
Consulting and Managed Services (3)	$197,255	$147,871	33.4%	$374,449	$298,455	25.5%
Digital	149,504	125,454	19.2%	290,205	234,919	23.5%
Total	$346,759	$273,325	26.9%	$664,654	$533,374	24.6%
Number of revenue-generating professionals by capability (at period end)(1):
Consulting and Managed Services (4)	2,473	2,018	22.5%	2,473	2,018	22.5%
Digital	2,701	2,225	21.4%	2,701	2,225	21.4%
Total	5,174	4,243	21.9%	5,174	4,243	21.9%
Utilization rate by capability (5):
Consulting	76.0%	73.2%		76.1%	72.4%
Digital	74.7%	74.3%		72.8%	73.6%
(1)Consists of our full-time consultants who generate revenues based on the number of hours worked; full-time equivalents, which consists of coaches and their support staff within the Culture and Organizational excellence solution, consultants who work variable schedules as needed by clients, and full-time employees who provide software support and maintenance services to clients; and our Healthcare Managed Services employees who provide revenue cycle billing, collections insurance verification and change integrity services to clients.
(2)The majority of our revenue-generating professionals within our Commercial segment can provide services across all of our industries, including healthcare and education.
(3)Managed Services capability revenues within our Healthcare segment was $17.3 million and $16.1 million for the three months ended June 30, 2023 and 2022, respectively; and $37.1 million and $29.9 million for the six months ended June 30, 2023 and 2022, respectively.
Managed Services capability revenues within our Education segment was $4.9 million and $3.9 million for the three months ended June 30, 2023 and 2022, respectively; and $9.6 million and $7.3 million for the six months ended June 30, 2023 and 2022, respectively.
(4)The number of Managed Services revenue-generating professionals within our Healthcare segment as of June 30, 2023 and 2022 was 772 and 504, respectively.
The number of Managed Services revenue-generating professionals within our Education segment as of June 30, 2023 and 2022 was 106 and 96, respectively.
(5)Utilization rate is calculated by dividing the number of hours our billable consultants worked on client assignments during a period by the total available working hours for these billable consultants during the same period. Available hours are determined by the standard hours worked by each billable consultant, adjusted for part-time hours, and U.S. standard work weeks. Available working hours exclude local country holidays and vacation days. Utilization rates are presented for our revenue-generating professionals who primarily bill on an hourly basis. We have not presented utilization rates for our Managed Services professionals as most of the revenues generated by these employees are not billed on an hourly basis.
HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (6)
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues	$346,759	$273,325	$664,654	$533,374
Net income	$24,712	$13,875	$38,131	$40,727
Add back:
Income tax expense	10,273	7,802	12,701	19,077
Interest expense, net of interest income	5,796	2,446	10,099	4,642
Depreciation and amortization	6,330	7,097	12,883	14,219
Earnings before interest, taxes, depreciation and amortization (EBITDA) (6)	47,111	31,220	73,814	78,665
Add back:
Restructuring charges	1,699	2,069	3,983	3,624
Other losses (gains)	(623)	21	(188)	33
Transaction-related expenses	—	—	—	50
Unrealized gain on preferred stock investment	—	—	—	(26,964)
Foreign currency transaction losses (gains), net	288	(100)	368	(81)
Adjusted EBITDA (6)	$48,475	$33,210	$77,977	$55,327
Adjusted EBITDA as a percentage of revenues (6)	14.0%	12.2%	11.7%	10.4%

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME (6)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income	$24,712	$13,875	$38,131	$40,727
Weighted average shares - diluted	19,486	20,967	19,598	21,047
Diluted earnings per share	$1.27	$0.66	$1.95	$1.94
Add back:
Amortization of intangible assets	1,974	2,818	4,205	5,678
Restructuring charges	1,699	2,069	3,983	3,624
Other losses (gains)	(623)	21	(188)	33
Transaction-related expenses	—	—	—	50
Unrealized gain on preferred stock investment	—	—	—	(26,964)
Tax effect of adjustments	(808)	(1,301)	(2,120)	4,658
Total adjustments, net of tax	2,242	3,607	5,880	(12,921)
Adjusted net income (6)	$26,954	$17,482	$44,011	$27,806
Adjusted weighted average shares - diluted	19,486	20,967	19,598	21,047
Adjusted diluted earnings per share (6)	$1.38	$0.83	$2.25	$1.32

(6)    In evaluating the company’s financial performance and outlook, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income, and adjusted diluted earnings per share, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing the company's business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.